Scholastic Reports Fiscal 2019 Third Quarter Results

Third Quarter Revenue Up 4% on Trade Best-Selling Titles and Media Programming

NEW YORK, March 21, 2019 /PRNewswire/ -- Scholastic Corporation (NASDAQ: SCHL), the global children's publishing, education and media company, today reported results for the Company's fiscal 2019 third quarter ended February 28, 2019. The Company reported third quarter 2019 loss per diluted share of $0.36, compared to a loss of $1.41 per diluted share in the third quarter of 2018. Excluding one-time items, the third quarter loss per diluted share was $0.32 versus a loss per diluted share of $0.30 in the prior year period. The third quarter is a lower revenue quarter for the Company in which it typically records a loss.

Third quarter revenue was $360.1 million, an increase of 4% compared to $344.7 million in the third quarter of 2018. The impact of the new ASC 606 revenue recognition guidelines in the current fiscal year served to increase revenues by $9.4 million in the quarter. Without the impact of these new accounting guidelines, the current period's revenue would have shown an increase of 2%, as compared to the third quarter of 2018. Revenue for the first nine months of fiscal 2019 was $1,183.2 million compared to $1,132.2 million in the prior year, an increase of $51.0 million or 5%.

Operating loss in the third quarter improved to $21.4 million, compared to an operating loss of $23.7 million a year ago.

Net loss for the current period was $12.6 million, compared to a net loss in the prior year period of $49.2 million. Net loss for the first nine months of the 2019 fiscal year was $2.3 million versus a net loss of $55.8 million in the first nine months of fiscal 2018. The prior fiscal year quarter and year-to-date periods included non-cash pretax charges related to the partial settlement of the Company's domestic defined benefit plan of $39.6 million and $55.0 million, respectively.

Richard Robinson, Scholastic Chairman, President and Chief Executive Officer commented: "Consolidated revenue in the seasonally lower third quarter was up 4% over the prior year, keeping us on course to achieve our sales targets for fiscal 2019. Children's Book Publishing and Distribution was up 8% reflecting particularly strong performance in trade and media, while Education was on plan, setting the stage for the fourth quarter where almost half of the year's revenue is recorded. Trade publishing also performed well in International, though the strong dollar continued to affect revenues. Best-selling titles included Fantastic Beasts™: The Crimes of Grindelwald, series publishing such as Wings of Fire, The Baby-Sitters Club® graphic novels, and Dav Pilkey's Dog Man, as well as titles by Aaron Blabey and the 20th anniversary publishing for Harry Potter.

Mr. Robinson continued, "In February, the Education Group began customer presentations of Scholastic Literacy, our comprehensive core reading curriculum, which includes authentic and culturally relevant books, integrated writing and digital resources, combining to teach the basic skills of reading required for students to succeed in grades K to 6. The market has responded very positively to the program, which already has successfully competed in several reading adoptions, though the revenues will not be received until the first quarter of fiscal 2020. Meanwhile, the education sales force is also concentrating on selling our supplementary reading programs for which revenues will be received in the fourth quarter of the current fiscal year. We also successfully implemented sales tax collection for book clubs in February, responding to the Supreme Court's Wayfair decision, but the cost of implementation affected operating income this quarter. With higher labor costs in fulfillment, combined with cost increases in paper and printing, the impact of sales tax collection, and the effect of the stronger U.S. dollar in international, we now project our full year earnings to be at the low end of our guidance range. In the fourth quarter, we are focused on reducing operating costs, as well as achieving our end-of-year education sales."

Fiscal 2019 Outlook

Scholastic believes it is on course to achieve its 2019 fiscal year revenue goal in the range $1.65 to $1.70 billion, with the greater part of its education segment sales coming at the end of the school calendar year. The Company continues to experience rising costs for product and fulfillment, as well as incremental book clubs sales tax expense in the third and fourth quarters on the heels of the Wayfair decision. While the Company is offsetting these impacts through cost management and pricing, it now believes that fiscal year 2019 earnings per diluted share, excluding one-time items, will be at the low end of its previous guidance range of $1.60 to $1.70. The Company has affirmed its target for Adjusted EBITDA (a non-GAAP performance measure defined in the accompanying tables and reconciled to net income) of $160 to $170 million. The Company's capital investments in technology and facilities upgrades remain on track with capital expenditures now projected to be approximately $80 million in the fiscal year.

Cash Flow and Cash Position

Net cash provided by operating activities was $21.0 million in the current fiscal quarter compared to $36.5 million in the third quarter of fiscal 2018. During the third quarter, the Company had a free cash use (a non-GAAP liquidity measure defined in the accompanying tables) of $10.4 million, compared to a free cash use of $9.6 million a year ago.

At quarter end, the Company's cash and cash equivalents exceeded the Company's total debt by $327.1 million, compared to $354.9 million a year ago, reflecting the timing of $19.7 million of capital investment in technology, facilities, and other upgrades, as planned, as well as $11.7 million in prepublication and production costs in the quarter.

The Company distributed $5.2 million in dividends and reacquired $2.0 million of its common stock in open market transactions pursuant to SEC Rule 10b-18 over the course of the quarter.

Overall Results

As noted above, net loss for the third quarter was $12.6 million compared to a net loss of $49.2 million in the third quarter of 2018. Adjusted EBITDA (as defined in the accompanying tables) for the third fiscal quarter of 2019 was $1.4 million, compared to a loss of $2.0 million in the third quarter of 2018, reflecting higher levels of depreciation in the current period related to earlier investments in facilities and technology upgrades now in service. The Company believes that Adjusted EBITDA is a meaningful measure of operating profitability and useful for measuring returns on capital investments over time as it is not distorted by unusual gains, losses, or other items.

Segment Results

All comparisons detailed in this section refer to operating results for the third fiscal quarter 2019 versus the third fiscal quarter 2018. The results for the third fiscal quarter of 2019 include the impact of the newly adopted revenue recognition guidelines under ASC 606. Prior period's results have not been restated. The new standard requires the Company to defer certain revenues associated with its book fairs incentive program. It also requires the Company to recognize, as a current period expense, certain previously capitalized direct response marketing costs primarily related to the classroom magazines business.

Children's Book Publishing and Distribution

In $ millions	Third Quarter
	2019	2018	$ Change	% Change
Revenue
Book Clubs	$ 55.0	$ 57.7	$ (2.7)	(5%)
Book Fairs – before ASC 606	89.2	91.5	(2.3)	(3%)
Book Fairs – ASC 606 accounting change	8.2	-	8.2	-
Book Fairs	97.4	91.5	5.9	6%
Trade	65.6	52.4	13.2	25%
Total revenue	218.0	201.6	16.4	8%
Operating income / (loss), before accounting change	(2.1)	(1.0)	(1.1)	-
ASC 606 accounting change	6.5	-	6.5	-
Operating income / (loss)	4.4	(1.0)	5.4	-
Operating income / (loss), before one-time items*	4.4	(1.0)	5.4	-
* Please refer to the non-GAAP financial tables attached

Third quarter revenues increased $16.4 million, or 8%, to $218.0 million with continued strength in trade publishing across all categories – frontlist bestsellers, backlist favorites, and new Harry Potter-related publishing in conjunction with the 20th anniversary of the first Harry Potter novel in the U.S., as well as increased media sales of Scholastic's evergreen library of Clifford® programming. Book fairs saw additional revenue based on the timing of fairs at the end of the quarter and the higher redemption of Scholastic Dollars™, which schools may use to optimize their post-fair rewards program. While the percentage of parents and teachers using clubs' on-line ordering sites continued to increase, the number of reading club events fell slightly year-over-year. The third quarter is a comparatively small quarter for the Company's school-based distribution channels as a result of the winter school break. Segment operating income was $4.4 million compared to last year's operating loss of $1.0 million, primarily reflecting the contribution of the higher trade and media sales, partially offset by increased sales tax expense in clubs as a result of the Supreme Court's Wayfair decision. Key titles in the current period included: Fantastic Beasts™: The Crimes of Grindelwald; Dog Man: Brawl of the Wild; Wings of Fire #12; Kristy's Big Day (The Baby-Sitters Club Graphic Novel #6); Owl Diaries #10; and I Need a Hug, the new award winning book from author-illustrator Aaron Blabey.

Education

In $ millions	Third Quarter
	2019	2018	$ Change	% Change
Revenue	$ 60.3	$ 59.5	$ 0.8	1%
Operating income / (loss), before accounting change	0.2	(0.1)	0.3	-
ASC 606 accounting change	0.1	-	0.1	-
Operating income / (loss)	0.3	(0.1)	0.4	-
Operating income / (loss), before one-time items*	0.3	(0.1)	0.4	-
* Please refer to the non-GAAP financial tables attached

Third quarter revenues increased $0.8 million, or 1%, to $60.3 million mainly driven by higher sales of Scholastic EDGE, with its age-appropriate leveled texts for striving readers, as well as supplemental print products and dealer trade sales of the Company's teaching resources line of products. Operating income was $0.3 million, compared to an operating loss of $0.1 million in the prior year period, driven by the higher sales in the current quarter.

International

In $ millions	Third Quarter
	2019	2018	$ Change	% Change
Revenue, before accounting change	$ 80.6	$ 83.6	$ (3.0)	(4%)
ASC 606 accounting change	1.2	-	1.2	-
Revenue	81.8	83.6	(1.8)	(2%)
Operating income / (loss), before accounting change	(3.9)	0.7	(4.6)	-
ASC 606 accounting change	0.9	-	(0.9)	-
Operating income / (loss)	(3.0)	0.7	(3.7)	-
Operating income / (loss), before one-time items*	(2.5)	0.7	(3.2)	-
* Please refer to the non-GAAP financial tables attached

Third quarter revenues were $81.8 million, 2% below the prior year period, with higher trade publishing sales in the Company's major markets in the U.K. and Australia/New Zealand, as well as in Asia export, more than offset by the adverse impact of $4.6 million in foreign exchange in the current quarter. Without this currency impact, local currency revenues were up 3% year-over-year. The international segment showed an operating loss of $3.0 million, which included one-time non-recurring charges and severance associated with a branch warehouse consolidation project in Canada, in addition to higher operating costs. The prior year period included a $0.6 million gain on the repositioning of an outstanding currency hedge.

Overhead

In $ millions	Third Quarter
	2019	2018	$ Change	% Change
Overhead expense	$ 23.1	$ 23.3	$ 0.2	1%
Overhead expense, excluding one-time items*	20.9	18.6	(2.3)	(12%)
* Please refer to the non-GAAP financial tables attached

Third quarter overhead expense was $20.9 million, or 12% higher than overhead expense in the third quarter of 2018, excluding one-time items of $2.2 million and $4.7 million in each period, respectively. The higher overhead, excluding one-time items, in the current period is primarily due to higher depreciation expense for building and technology upgrades now in service, as well as higher non-capitalized costs incurred for certain technology upgrades and improvements.

One-Time Items – Operating Income

Non-recurring items reflected in the Company's pre-tax operating results for the third quarter totaled $2.7 million and included $2.2 million in pretax severance expense associated with the Company's cost reduction programs and $0.5 million in connection with the warehouse consolidation project. Non-recurring items in the prior year period totaled $4.7 million, which included $4.3 million related to facility impairments associated with the renovation of the Company's headquarters building and $0.4 million in one-time severance.

Year-to-Date Results

For the first nine months of fiscal 2019, revenue was $1,183.2 million, compared to $1,132.2 million in the prior year period, an increase of $51.0 million, or 5%. The Company reported a loss per diluted share in the first nine months of the fiscal year of $0.07, compared to a loss per diluted share of $1.59 a year ago. Excluding one-time items of $0.16 and $1.57 per diluted share, respectively, the Company's earnings per diluted share was $0.09 in the first nine months of fiscal 2019 versus a loss per diluted share of $0.02 in the prior year period. The favorable current period's results are mainly attributable to robust trade sales globally in the first nine months of fiscal 2019.

Adjusted EBITDA (as defined) for the first nine months of fiscal 2019 was $60.1 million, compared to $46.6 million in the first nine months of fiscal 2018, an increase of $13.5 million, or 29%, and primarily the result of higher reported earnings and higher depreciation and amortization in the current year period.

Net cash provided by operating activities was $60.5 million in the first nine months of the current fiscal year compared to $64.9 million in the same period last year. The Company had a free cash use (as defined) of $42.8 million in the current fiscal year-to-date, compared to a free cash use of $49.9 million in the prior year period. The current year-to-date's free cash use includes $71.0 million in capital expenditures and $32.3 million in net prepublication and production spend.

Other Financial Results

As previously announced, the Company's Board of Directors declared a quarterly cash dividend of $0.15 per share on the Company's Class A and Common Stock for the fourth quarter of fiscal 2019. The dividend is payable on June 17, 2019 to shareholders of record as of the close of business on April 30, 2019.

Additional Information

To supplement the financial statements presented in accordance with GAAP, the Company includes certain non-GAAP calculations and presentations, including, as indicated, "Adjusted EBITDA" and "Free Cash Flow". Please refer to the non-GAAP financial tables attached to this press release for supporting details on special one-time items, the use of non-GAAP financial measures, and other financial measures included in this release. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Conference Call

The Company will hold a conference call to discuss its results at 4:30 p.m. ET today, March 21, 2019. Scholastic's Chairman, President and CEO, Richard Robinson, and Ken Cleary, the Company's CFO, will moderate the call.

The conference call and accompanying slides will be webcast and accessible through the Investor Relations section of Scholastic's website, www.scholastic.com. Participation by telephone will be available by dialing (877) 654-5161 from within the U.S. or +1 (678) 894-3064 internationally. Shortly following the call, an archived webcast and accompanying slides from the conference call will also be posted at investor.scholastic.com. An audio-only replay of the call will be available by dialing (855) 859-2056 from within the U.S. or +1 (404) 537-3406 internationally, and entering access code 6297254. The recording will be available through Friday, March 29, 2019.

About Scholastic

Scholastic Corporation (NASDAQ: SCHL) is the world's largest publisher and distributor of children's books, a leading provider of literacy curriculum, professional services and classroom magazines, and a producer of educational and entertaining children's media. The Company creates and distributes quality books and ebooks, print and technology-based learning programs for pre-K to grade 12 and other products and services that support children's learning and literacy both in school and at home. With 14 international operations and exports to 165 countries, Scholastic makes quality, affordable books available to all children around the world through school-based book clubs and book fairs, classroom libraries, school and public libraries, retail and online. True to its mission of 98 years to encourage the personal and intellectual growth of all children beginning with literacy, the Company has earned a reputation as a trusted partner to educators and families. Learn more at www.scholastic.com.

Forward-Looking Statements

This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets and acceptance of the Company's products within those markets, and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHL: Financial

					Table 1
Scholastic Corporation
Consolidated Statements of Operations
(Unaudited)
(In $ Millions, except per share data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	02/28/19	02/28/18	02/28/19	02/28/18

Revenues	$360.1	$344.7	$1,183.2	$1,132.2

Operating costs and expenses:
Cost of goods sold	176.9	166.4	564.6	535.6
Selling, general and administrative expenses (1)	189.3	185.0	578.6	566.0
Bad debt expense	1.6	1.7	5.7	7.9
Depreciation and amortization	13.7	11.0	41.3	30.0
Asset impairments (2)	-	4.3	-	11.0

Total operating costs and expenses	381.5	368.4	1,190.2	1,150.5

Operating income (loss)	(21.4)	(23.7)	(7.0)	(18.3)

Interest income (expense), net	1.0	0.2	2.3	0.5
Other components of net periodic benefit (cost)(3)	(0.4)	(39.8)	(1.1)	(55.4)

Earnings (loss) before income taxes	(20.8)	(63.3)	(5.8)	(73.2)

Provision (benefit) for income taxes(4)	(8.2)	(14.1)	(3.5)	(17.4)

Net income (loss)	($12.6)	($49.2)	($2.3)	($55.8)

Basic and diluted earnings (loss) per share of Class A and Common Stock (5)
Basic	($0.36)	($1.41)	($0.07)	($1.59)
Diluted	($0.36)	($1.41)	($0.07)	($1.59)

Basic weighted average shares outstanding	35,265	34,948	35,204	35,058
Diluted weighted average shares outstanding	35,807	35,548	35,810	35,676

(1)

In the three and nine months ended February 28, 2019, the Company recognized pretax severance of $2.2 and $3.1, respectively, and pretax branch consolidation costs of $0.5 and $0.5, respectively.  In the nine months ended February 28, 2019, the Company recognized a $4.3 pretax charge related to a proposed settlement of a legacy sales tax assessment. In the three and nine months ended February 28, 2018, the Company recognized pretax severance and stock compensation charges of $0.4 and $5.7, respectively.

(2)	In the three and nine months ended February 28, 2018, the Company recognized pretax impairment charges of $4.3 and $11.0, respectively, related to legacy building improvements.
(3)

In the three and nine months ended February 28, 2018, the Company recognized pretax charges related to a partial settlement of the Company's domestic defined benefit pension plan of $39.6 and $55.0, respectively.

(4)

In the three and nine months ended February 28, 2019, the Company recognized a benefit for income taxes in respect to one-time pretax charges of $0.7 and $2.1, respectively, and $0.5 and $0.3, respectively, related to the remeasurement of the Company's U.S. deferred tax balance in connection with the passage of the Tax Cuts and Jobs Act of 2017.  In the three and nine months ended February 28, 2018, the Company recognized a benefit for income taxes in respect to one-time pretax charges of $13.8 and $24.8, respectively, partly offset by $8.3 and $8.3, respectively, of income tax provision related to the remeasurement of the Company's U.S. deferred tax balance in connection with the passage of the Tax Cuts and Jobs Act of 2017.

(5)

Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on numbers rounded to millions may not yield the results as presented.

									Table 2
Scholastic Corporation
Segment Results
(Unaudited)
(In $ Millions)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	02/28/19	02/28/18	Change		02/28/19	02/28/18	Change

Children's Book Publishing and Distribution
Revenue
Book Clubs	$55.0	$57.7	($2.7)	(5%)	$165.4	$165.6	($0.2)	(0%)
Book Fairs	97.4	91.5	5.9	6%	343.3	334.6	8.7	3%
Consolidated Trade	65.6	52.4	13.2	25%	222.9	184.0	38.9	21%
Total revenue	218.0	201.6	16.4	8%	731.6	684.2	47.4	7%
Operating income (loss)	4.4	(1.0)	5.4		64.7	55.1	9.6	17%
Operating margin	2.0%	-			8.8%	8.1%

Education
Revenue	60.3	59.5	0.8	1%	179.7	171.4	8.3	5%
Operating income (loss)	0.3	(0.1)	0.4		(6.3)	(8.7)	2.4
Operating margin	0.5%	-			-	-

International
Revenue	81.8	83.6	(1.8)	(2%)	271.9	276.6	(4.7)	(2%)
Operating income (loss)	(3.0)	0.7	(3.7)		8.0	12.6	(4.6)	(37%)
Operating margin	-	0.8%			2.9%	4.6%

Overhead expense	23.1	23.3	0.2	1%	73.4	77.3	3.9	5%

Operating income (loss)	($21.4)	($23.7)	$2.3		($7.0)	($18.3)	$11.3

						Table 3
Scholastic Corporation
Supplemental Information
(Unaudited)
(In $ Millions)

Selected Balance Sheet Items

		02/28/19	02/28/18

Continuing Operations
	Cash and cash equivalents	$338.1	$362.6
	Accounts receivable, net	317.3	186.0
	Inventories, net	356.8	356.9
	Accounts payable	215.3	208.4
	Accrued royalties	76.8	63.2
	Lines of credit, short-term debt and current portion of long-term debt	11.0	7.7
	Long-term debt, excluding current portion	-	-
	Total debt	11.0	7.7
	Total capital lease obligations	10.5	7.8
	Net debt (1)	(327.1)	(354.9)

Total stockholders' equity		1,269.1	1,267.6

Selected Cash Flow Items

		THREE MONTHS ENDED		NINE MONTHS ENDED
		02/28/19	02/28/18	02/28/19	02/28/18

	Net cash provided by (used in) operating activities	$21.0	$36.5	$60.5	$64.9
	Less: Additions to property, plant and equipment	19.7	38.4	71.0	92.4
	Pre-publication and production costs	11.7	7.7	32.3	22.4

	Free cash flow (use) (2)	($10.4)	($9.6)	($42.8)	($49.9)

(1)

Net debt is defined by the Company as lines of credit and short-term debt plus long-term-debt, net of cash and cash equivalents.  The Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company's effective leverage and financing needs.

(2)

Free cash flow (use) is defined by the Company as net cash provided by or used in operating activities (which includes royalty advances), reduced by spending on property, plant and equipment and prepublication and production costs. The Company believes that this non-GAAP financial measure is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions.  The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

							Table 4
Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Excluding One-Time Items
(Unaudited)
(In $ Millions, except per share data)

	THREE MONTHS ENDED
	Reported	One-time	Excluding	Reported	One-time	Excluding
	02/28/19	items	One-time items	02/28/18	items	One-time items

Revenues	$360.1	$0.0	$360.1	$344.7	$0.0	$344.7

Operating costs and expenses:
Cost of goods sold	176.9	-	176.9	166.4	-	166.4
Selling, general and administrative expenses (1)	189.3	(2.7)	186.6	185.0	(0.4)	184.6
Bad debt expense	1.6	-	1.6	1.7	-	1.7
Depreciation and amortization	13.7	-	13.7	11.0	-	11.0
Asset impairments (2)	-	-	-	4.3	(4.3)	-

Total operating costs and expenses	381.5	(2.7)	378.8	368.4	(4.7)	363.7

Operating income (loss)	(21.4)	2.7	(18.7)	(23.7)	4.7	(19.0)

Interest income (expense), net	1.0	-	1.0	0.2	-	0.2
Other components of net periodic benefit (cost)(3)	(0.4)	-	(0.4)	(39.8)	39.6	(0.2)

Earnings (loss) before income taxes	(20.8)	2.7	(18.1)	(63.3)	44.3	(19.0)

Provision (benefit) for income taxes(4)	(8.2)	1.2	(7.0)	(14.1)	5.5	(8.6)

Net income (loss)	($12.6)	$1.5	($11.1)	($49.2)	$38.8	($10.4)

Diluted earnings (loss) per share	($0.36)	$0.04	($0.32)	($1.41)	$1.11	($0.30)

	NINE MONTHS ENDED
	Reported	One-time	Excluding	Reported	One-time	Excluding
	02/28/19	items	One-time items	02/28/18	items	One-time items

Revenues	$1,183.2	$0.0	$1,183.2	$1,132.2	$0.0	$1,132.2

Operating costs and expenses:
Cost of goods sold	564.6	-	564.6	535.6	-	535.6
Selling, general and administrative expenses (1)	578.6	(7.9)	570.7	566.0	(5.7)	560.3
Bad debt expense	5.7	-	5.7	7.9	-	7.9
Depreciation and amortization	41.3	-	41.3	30.0	-	30.0
Asset impairments (2)	-	-	-	11.0	(11.0)	-

Total operating costs and expenses	1,190.2	(7.9)	1,182.3	1,150.5	(16.7)	1,133.8

Operating income (loss)	(7.0)	7.9	0.9	(18.3)	16.7	(1.6)

Interest income (expense), net	2.3	-	2.3	0.5	-	0.5
Other components of net periodic benefit (cost)(3)	(1.1)	-	(1.1)	(55.4)	55.0	(0.4)

Earnings (loss) before income taxes	(5.8)	7.9	2.1	(73.2)	71.7	(1.5)

Provision (benefit) for income taxes(4)	(3.5)	2.4	(1.1)	(17.4)	16.5	(0.9)

Net income (loss)	($2.3)	$5.5	$3.2	($55.8)	$55.2	($0.6)

Diluted earnings (loss) per share	($0.07)	$0.16	$0.09	($1.59)	$1.57	($0.02)

(1)

In the three and nine months ended February 28, 2019, the Company recognized pretax severance of $2.2 and $3.1, respectively, and pretax branch consolidation costs of $0.5 and $0.5, respectively.  In the nine months ended February 28, 2019, the Company recognized a $4.3 pretax charge related to a proposed settlement of a legacy sales tax assessment. In the three and nine months ended February 28, 2018, the Company recognized pretax severance and stock compensation charges of $0.4 and $5.7, respectively.

(2)	In the three and nine months ended February 28, 2018, the Company recognized pretax impairment charges of $4.3 and $11.0, respectively, related to legacy building improvements.
(3)

In the three and nine months ended February 28, 2018, the Company recognized pretax charges related to a partial settlement of the Company's domestic defined benefit pension plan of $39.6 and $55.0, respectively.

(4)

In the three and nine months ended February 28, 2019, the Company recognized a benefit for income taxes in respect to one-time pretax charges of $0.7 and $2.1, respectively, and $0.5 and $0.3, respectively, related to the remeasurement of the Company's U.S. deferred tax balance in connection with the passage of the Tax Cuts and Jobs Act of 2017.  In the three and nine months ended February 28, 2018, the Company recognized a benefit for income taxes in respect to one-time pretax charges of $13.8 and $24.8, respectively, partly offset by $8.3 and $8.3, respectively, of income tax provision related to the remeasurement of the Company's U.S. deferred tax balance in connection with the passage of the Tax Cuts and Jobs Act of 2017.

			Table 5
Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Adjusted EBITDA
(Unaudited)
(In $ Millions)

	THREE MONTHS ENDED
	02/28/19	02/28/18

Earnings (loss) before income taxes as reported	($20.8)	($63.3)
One-time items before income taxes	2.7	44.3
Earnings (loss) before income taxes excluding one-time items	(18.1)	(19.0)

Interest (income) expense	(1.0)	(0.2)
Depreciation and amortization(1)	14.6	11.7
Amortization of prepublication and production costs	5.9	5.5

Adjusted EBITDA(2)	$1.4	($2.0)

	NINE MONTHS ENDED
	02/28/19	02/28/18

Earnings (loss) before income taxes as reported	($5.8)	($73.2)
One-time items before income taxes	7.9	71.7
Earnings (loss) before income taxes excluding one-time items	2.1	(1.5)

Interest (income) expense	(2.3)	(0.5)
Depreciation and amortization(1)	43.7	32.2
Amortization of prepublication and production costs	16.6	16.4

Adjusted EBITDA(2)	$60.1	$46.6

(1)

For the three and nine months ended February 28, 2019, amounts include depreciation of $0.8 and $2.2, respectively, recognized in cost of goods sold and amortization of deferred financing costs of $0.1 and $0.2, respectively.  In the three and nine months ended February 28, 2018, amounts include depreciation of $0.6 and $1.9, respectively, recognized in cost of goods sold and amortization of deferred financing costs of $0.1 and $0.2, respectively.

(2)

Adjusted EBITDA is defined by the Company as earnings (loss), excluding one-time items, before interest, taxes, depreciation and amortization.  The Company believes that Adjusted EBITDA is a meaningful measure of operating profitability and useful for measuring returns on capital investments over time as it is not distorted by unusual gains, losses, or other items.

								Table 6
Scholastic Corporation
Segment Results - Supplemental
Excluding One-Time Items
(Unaudited)
(In $ Millions)

		THREE MONTHS ENDED
		Reported	One-time	Excluding	Reported	One-time	Excluding
		02/28/19	items	One-time items	02/28/18	items	One-time items

	Children's Book Publishing and Distribution
	Revenue
	Book Clubs	$55.0		$55.0	$57.7		$57.7
	Book Fairs	97.4		97.4	91.5		91.5
	Consolidated Trade	65.6		65.6	52.4		52.4
	Total revenue	218.0		218.0	201.6		201.6
	Operating income (loss)	4.4	-	4.4	(1.0)	-	(1.0)
	Operating margin	2.0%		2.0%	-		-

	Education
	Revenue	60.3		60.3	59.5		59.5
	Operating income (loss)	0.3	-	0.3	(0.1)	-	(0.1)
	Operating margin	0.5%		0.5%	-		-

	International
	Revenue	81.8		81.8	83.6		83.6
	Operating income (loss)(1)	(3.0)	0.5	(2.5)	0.7	-	0.7
	Operating margin	-		-	0.8%		0.8%

	Overhead expense (2)	23.1	(2.2)	20.9	23.3	(4.7)	18.6

	Operating income (loss)	($21.4)	$2.7	($18.7)	($23.7)	$4.7	($19.0)

		NINE MONTHS ENDED
		Reported	One-time	Excluding	Reported	One-time	Excluding
		02/28/19	items	One-time items	02/28/18	items	One-time items

	Children's Book Publishing and Distribution
	Revenue
	Book Clubs	$165.4		$165.4	$165.6		$165.6
	Book Fairs	343.3		343.3	334.6		334.6
	Consolidated Trade	222.9		222.9	184.0		184.0
	Total revenue	731.6		731.6	684.2		684.2
	Operating income (loss)	64.7	-	64.7	55.1	-	55.1
	Operating margin	8.8%		8.8%	8.1%		8.1%

	Education
	Revenue	179.7		179.7	171.4		171.4
	Operating income (loss)	(6.3)	-	(6.3)	(8.7)	-	(8.7)
	Operating margin	-		-	-		-

	International
	Revenue	271.9		271.9	276.6		276.6
	Operating income (loss) (1)	8.0	0.5	8.5	12.6	-	12.6
	Operating margin	2.9%		3.1%	4.6%		4.6%

	Overhead expense (2)	73.4	(7.4)	66.0	77.3	(16.7)	60.6

	Operating income (loss)	($7.0)	$7.9	$0.9	($18.3)	$16.7	($1.6)

(1)	In the three and nine months ended February 28, 2019, the Company recognized pretax branch consolidation costs of $0.5.
(2)

In the three and nine months ended February 28, 2019, the Company recognized pretax severance of $2.2 and $3.1, respectively.  In the nine months ended February 28, 2019, the Company recognized a $4.3 pretax charge related to a proposed settlement of a legacy sales tax assessment. In the three and nine months ended February 28, 2018, the Company recognized pretax severance and stock compensation charges of $0.4 and $5.7, respectively. In the three and nine months ended February 28, 2018, the Company recognized pretax impairment charges of $4.3 and $11.0, respectively, related to legacy building improvements.

					Table 7
Scholastic Corporation
Segment Results - Supplemental
Impact of ASC 606 Accounting Adoption
(Unaudited)
(In $ Millions)

		THREE MONTHS ENDED
				Excluding
		Reported	Accounting	Accounting
		02/28/19	Adoption (1)	Adoption

	Children's Book Publishing and Distribution
	Revenue
	Book Clubs	$55.0	$0.0	$55.0
	Book Fairs	97.4	(8.2)	89.2
	Consolidated Trade	65.6	-	65.6
	Total revenue	218.0	(8.2)	209.8
	Operating income (loss)	4.4	(6.5)	(2.1)
	Operating margin	2.0%		-

	Education
	Revenue	60.3	-	60.3
	Operating income (loss)	0.3	(0.1)	0.2
	Operating margin	0.5%		0.3%

	International
	Revenue	81.8	(1.2)	80.6
	Operating income (loss)	(3.0)	(0.9)	(3.9)
	Operating margin	-		-

	Overhead expense	23.1	-	23.1

	Operating income (loss)	($21.4)	($7.5)	($28.9)

		NINE MONTHS ENDED
				Excluding
		Reported	Accounting	Accounting
		02/28/19	Adoption (1)	Adoption

	Children's Book Publishing and Distribution
	Revenue
	Book Clubs	$165.4	$0.0	$165.4
	Book Fairs	343.3	(11.7)	331.6
	Consolidated Trade	222.9	-	222.9
	Total revenue	731.6	(11.7)	719.9
	Operating income (loss)	64.7	(8.3)	56.4
	Operating margin	8.8%		7.8%

	Education
	Revenue	179.7	-	179.7
	Operating income (loss)	(6.3)	0.5	(5.8)
	Operating margin	-		-

	International
	Revenue	271.9	0.6	272.5
	Operating income (loss)	8.0	0.7	8.7
	Operating margin	2.9%		3.2%

	Overhead expense	73.4	-	73.4

	Operating income (loss)	($7.0)	($7.1)	($14.1)

(1)	Amounts represent the impact of the adoption of ASC 606 - Revenue from Contracts with Customers in the current fiscal year.

CONTACT: Scholastic Corporation, Investors: Gil Dickoff, (212) 343-6741 investor_relations@scholastic.com; Media: Anne Sparkman, (212) 343-6657 asparkman@scholastic.com